                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant                         [X]
Filed by a party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional materials
[ ]  Soliciting Material Pursuant to (Section)240.14a-11 or (Section)240.14a-12


                         MEDICAL ACTION INDUSTRIES INC.
                (Name of Registrant as Specified in its Charter)

                             RICHARD G. SATIN, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL

Payment of filing fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     Title of each class of securities to which transaction applies:


     ---------------------------------------------------------------------------

(2)     Aggregate number of securities to which transaction applies:


     ---------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

(4)     Proposed maximum aggregate value of transaction:


     ---------------------------------------------------------------------------

(5)     Total fee paid:


     ---------------------------------------------------------------------------

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

(1)     Amount previously paid:


     ---------------------------------------------------------------------------

(2)     Form, schedule or registration statement no.:


     ---------------------------------------------------------------------------

(3)     Filing party:


     ---------------------------------------------------------------------------

(4)     Date filed:


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

                         MEDICAL ACTION INDUSTRIES INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 15, 2001

                            ------------------------


To the Stockholders of MEDICAL ACTION INDUSTRIES INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on August 15, 2001 at the NASDAQ MarketSite, 4 Times Square, 43rd Street & Broadway, New York, New York 10036 at 9:00 a.m. (the "Annual Meeting"), for the following purposes:

     1. To elect two directors to serve in Class II until the Annual Meeting of Stockholders in 2004;

     2. To consider and act upon a proposal to approve amendments to the Company's 1994 Stock Incentive Plan to: (a) extend the termination date of the Incentive Plan from August 10, 2004 to August 10, 2009; and (b) increase the number of shares issuable thereunder from 850,000 to 1,350,000;

     3. To consider and act upon the ratification of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ended March 31, 2002; and

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on June 20, 2001 shall be entitled to vote at the Annual Meeting.


                                           By Order of the Board of Directors,




                                           Richard G. Satin
                                           Vice President of Operations
                                           and General Counsel

Dated:  Hauppauge, New York
        June 25, 2001

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WE DO HOPE THAT YOU WILL ATTEND, BUT IF YOU DO NOT INTEND TO BE PRESENT IN PERSON, PLEASE MARK, SIGN AND RETURN THE ACCOMPANYING PROXY PROMPTLY. A STAMPED REPLY ENVELOPE IS ENCLOSED FOR THAT PURPOSE.

                         MEDICAL ACTION INDUSTRIES INC.

                                 800 PRIME PLACE
                            HAUPPAUGE, NEW YORK 11788

                            ------------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 15, 2001

                             -----------------------

     This Proxy Statement is furnished to stockholders of MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the NASDAQ MarketSite, 4 Time Square, 43rd Street & Broadway, New York, New York 10036, on Wednesday, August 15, 2001 at 9:00 a.m., New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about July 1, 2001.

     A stockholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any stockholder attending the meeting and entitled to vote may vote in person whether or not said stockholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein.

VOTING RIGHTS AND VOTES REQUIRED

     At the close of business on June 20, 2001, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding, approximately 9,059,900 shares of its Common Stock, par value $.001 per share ("Common Stock"). The holders of such Common Stock are entitled to one vote for each share held on such record date.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), will not be included in vote totals and will have no effect on the outcome of any matters to be voted upon at the Annual Meeting.

     Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the record date certain information with regard to beneficial ownership of the Company's Common Stock by each beneficial owner of five percent or more of the Company's Common Stock known by management; each Director; each executive officer of the Company; and all executive officers and Directors of the Company as a group. For a description of the method used to determine such beneficial ownership, see footnote (2) to the following table.


     Name and Address                   Amount and Nature                    Percent of Class
     of Beneficial Owner                of Beneficial Ownership (1)(2)       If More than 1.0% (2)
     -------------------                ------------------------------       ---------------------
                                        Common Stock                         Common Stock
                                        ------------                         ------------

     Paul D. Meringolo                   1,211,500(3)(4)(6)                   12.5%
     800 Prime Place
     Hauppauge, New York
                                                                               5.6%

     Richard G. Satin                      517,545 (3)
     800 Prime Place
     Hauppauge, New York

     Daniel F. Marsh                       377,900 (3)                         4.1%
     800 Prime Place
     Hauppauge, New York

     Eric Liu                              245,000 (3)                         2.7%
     800 Prime Place
     Hauppauge, New York

     Dr. Philip F. Corso                    34,000                               -
     475 Algonquin Road
     Fairfield, Connecticut

     Dr. Thomas A. Nicosia                  17,000                               -
     1615 Northern Boulevard
     Manhasset, New York

     Bernard Wengrover                      61,000                               -
     100 Jericho Quadrangle
     Jericho, New York

     Joseph R. Meringola                 1,192,541(5)                        13.2%
     5477 S.W. Anhinga
     Palm City, Florida

     Directors and executive officers    2,528,445(2)                   24.9%
     as a Group (7 Persons)

     ----------

(1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. Accordingly, the number of shares and percentage set forth opposite each stockholder's name in the above table include the shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company's stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise. However, the shares of Common Stock so issuable upon such exercise by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(3) Does not include 54,219 shares, 23,491 shares, 36,298 shares and 11,200 shares acquired by Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu, respectively, pursuant to the Medical Action Industries Inc. 401(K) Retirement Plan as of March 31, 2001.

(4) Includes 4,000 shares owned by Mr. Meringolo's children, as to which he disclaims beneficial ownership.

(5) Does not include 500,000 shares that are subject to an option granted to the Company's Chairman of the Board and President, Paul D. Meringolo. These options may be exercised on or before October 22, 2007 at $5.00 per share.

(6) Includes the right to acquire 500,000 shares pursuant to an option granted by Joseph R. Meringola, the Company's former Chairman of the Board.

                                   MANAGEMENT

OFFICERS OF THE COMPANY

     The Company's executive officers are as follows:


NAME                     AGE       POSITION HELD WITH THE COMPANY
----                     ---       ------------------------------

Paul D. Meringolo        43        Chairman of the Board (Chief Executive
                                   Officer) and President

Richard G. Satin         46        Vice President of Operations, General Counsel
                                   and Corporate Secretary

Daniel F. Marsh          43        Vice President of Sales and Marketing

Eric Liu                 41        Vice President of International Operations

     All of the executive officers of the Company hold office at the pleasure of the Board of Directors.

     Mr. Daniel F. Marsh, has been employed by the Company for more than the past ten years in various sales and marketing positions. Mr. Marsh was appointed Vice President of Sales and Marketing in February, 1994 and for the period between April 1, 1993 until February, 1994 was Vice President-International.

     Mr. Eric Liu, has been employed by the Company for more than the past ten years in various positions relating to the international procurement of raw materials and the manufacture of certain of the Company's products. Mr. Liu was appointed Vice President of International Operations on June 1, 1998. Mr. Liu received a Bachelor of Science degree from The National Taiwan Marine University and a Master of Science degree in Transportation Management from the State University of New York.

                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors shall consist of between three and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at five. The Directors named below in Class II, both of whom are presently Directors of the Company, have been nominated for election as Directors of the Company until the Annual Meeting of Stockholders in 2004 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as Directors of the aforesaid nominees, unless either shall be unavailable, in which event such shares may be voted for substitute nominee(s) designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unavailable or, if elected, will decline to serve. The following table sets forth the Directors of the Company.

                CLASS I                                CLASS II                               CLASS III
 (TO SERVE UNTIL THE ANNUAL MEETING OF    (TO SERVE UNTIL THE ANNUAL MEETING     (TO SERVE UNTIL THE ANNUAL MEETING
         STOCKHOLDERS IN 2003)                 OF STOCKHOLDERS IN 2001)               OF STOCKHOLDERS IN 2002)
         --------------------                     ---------------------               ------------------------
Dr. Thomas A. Nicosia                    Bernard Wengrover                      Dr. Philip F. Corso
Richard G. Satin                         Paul D. Meringolo


BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each member of the Board of Directors.

     Paul D. Meringolo, a director and Chairman of the Board and Chief Executive Officer of the Company since October, 1997, has been employed by the Company for more than the past twenty years in various executive positions. He also serves the Company as President (since November, 1992), and previously held the position of Vice President of Operations from March, 1989 to October, 1991 and Senior Vice President (Chief Operating Officer) from October, 1991 to November, 1992.

     Mr. Richard G. Satin, previously a director of the Company from October, 1987 to February, 1992, was reappointed to the Board of Directors in February, 1993. Mr. Satin has been employed by the Company as Vice President and General Counsel since January, 1993 and has been Corporate Secretary of the Company since October, 1991. In February, 1994, Mr. Satin was appointed Vice President of Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past fifteen years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May, 1983 to January, 1993.

     Dr. Philip F. Corso, a director of the Company since March, 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently an Assistant Clinical Professor of Surgery Emeritus. In addition, Dr. Corso is Senior Attending and Emeritus Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery. He is a member of numerous national and international plastic surgery societies.

     Dr. Thomas A. Nicosia, a director of the Company since November, 1985, has been a practicing cardiologist for more than the past ten years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with North Shore University Hospital in Manhasset, New York and is the former President of the Medical Staff of St. Francis Hospital in Roslyn, New York.

     Mr. Bernard Wengrover, a director of the Company since October, 1990, has been a certified public accountant in the State of New York for more than the past twenty years. Mr. Wengrover was the Company's independent auditor from 1977 until March 31, 1989.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PAUL D. MERINGOLO AND BERNARD WENGROVER AS CLASS II DIRECTORS TO HOLD OFFICE UNTIL THE 2004 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held five meetings during the fiscal year ended March 31, 2001. All directors attended 75% or more of the aggregate number of meetings of the Board, except for Dr. Nicosia and Dr. Corso.

     The Board of Directors has established the following committees, all of which consist of the three non-employee Directors, Mr. Wengrover, Dr. Corso and Dr. Nicosia, to perform certain specific functions. Included among the committees are an Audit Committee, a Compensation Committee and a Stock Option Committee. There is no Nominating Committee of the Board of Directors.

AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The Audit Committee held two meetings during the last fiscal year.

COMPENSATION COMMITTEE. This Committee makes recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and the Chief Executive Officer. The Compensation Committee met one time during fiscal year 2001.

STOCK OPTION COMMITTEE. This Committee has reviewed and approved the grant of options pursuant to the Company's stock option plans for the Company's directors, officers and employees. The Committee held five meetings during the last fiscal year.

DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Non-employee Directors are currently paid $500 for each board meeting they attend. In addition, the Company has entered into a consulting agreement with Bernard Wengrover for the purpose of obtaining advice and counseling concerning strategic planning and financial and business matters. Mr. Wengrover is currently paid $24,000 per year for his services under this agreement.

     STOCK OPTIONS. In August 1996, stockholders approved the 1996 Non-Employee Directors Stock Option Plan, under which all Directors who are not also employees of the Company will be automatically granted each year at the Annual Meeting of Stockholders options to purchase 2,500 shares at the fair market value of the Company's Common Stock on the date of grant. All options are exercisable from the date of grant.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board of Directors. The following report concerns the Committee's activities regarding oversight of the Company's financial reporting and auditing process.

                         ------------------------------

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit "A". The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Grant Thornton LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     Except for Mr. Wengrover, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves as a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

     Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

     The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

     Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended March 31, 2001.


                                              The Audit Committee

                                              Bernard Wengrover
                                              Dr. Philip F. Corso
                                              Dr. Thomas A. Nicosia

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer ("CEO") and each of the Company's most highly compensated executive officers (referred to collectively with the CEO as the "named executives") during the years ended March 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE


                                         ANNUAL COMPENSATION
                               ----------------------------------------------

NAME AND PRINCIPAL              FISCAL                         OTHER ANNUAL   RESTRICTED STOCK
    POSITION (1)                 YEAR   SALARY ($)  BONUS ($)  COMP. ($) (2)    AWARDS ($) (3)
    ------------                 ----   ----------  ---------  -------------    --------------

Paul D. Meringolo                2001   $315,389     95,000          --               --
Chairman of the Board            2000    256,413     50,000          --               --
and CEO                          1999    229,337     40,000          --               --

Richard G. Satin                 2001   $184,442     91,500          --               --
Vice President of Operations     2000    155,746     50,000          --               --
and General Counsel              1999    145,000     50,000          --               --

Daniel F. Marsh                  2001   $194,442     95,000          --               --
Vice President of Sales and      2000    165,862     50,000          --               --
Marketing                        1999    154,000     50,000          --               --

Eric Liu                         2001   $164,423     50,000          --               --
Vice President of                2000    128,538     20,000          --               --
International                    1999    110,000     20,000          --               --


                                     LONG-TERM COMPENSATION AWARDS
                                 ------------------------------------
                                                                         ALL OTHER
NAME AND PRINCIPAL                                   LTIP             COMPENSATION
    POSITION (1)                    OPTIONS (#) (4)  PAYMENTS ($) (5)    ($)(6)(7)
    ------------                    ---------------  ----------------    ---------

Paul D. Meringolo                      20,000               --            $33,418
Chairman of the Board                  15,000               --             33,570
and CEO                                65,000               --             20,835

Richard G. Satin                       20,000               --            $21,912
Vice President of Operations           15,000               --             22,376
and General Counsel                    65,000               --             11,621

Daniel F. Marsh                        20,000               --            $17,249
Vice President of Sales and            15,000               --             19,135
Marketing                              65,000               --              8,973

Eric Liu                               20,000               --             $2,106
Vice President of                      15,000               --              1,710
International                          65,000               --              1,380


--------------------------------------------------------------------------------

     (1) Includes Chairman of the Board and CEO and the other most highly compensated executive officers as measured by salary and bonus.

     (2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payment of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlements or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

     (3) Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. The aggregate number of shares of restricted stock held by each named executive as of March 31, 2001, together with the value of those shares is as follows: Mr. Paul D. Meringolo - 99,500 shares/$425,860; Richard G. Satin - 62,000 shares/$265,360 and Daniel
         F. Marsh - 47,000 shares/$201,160. Except for the bonus shares granted to Mr. Marsh in fiscal 1997 and 1998 and Mr. Satin in fiscal 1998, which vested in two equal annual installments commencing on the first anniversary of the date of issuance, the shares of restricted stock vest in four equal installments (25% increments) on the second, third, fourth and fifth anniversaries of the date of issuance. Dividends are paid in shares of restricted stock if and to the extent paid on the Company's Common Stock generally.

     (4) Includes shares subject to options granted to Messrs. Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu under the Company's 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan.

     (5) For fiscal 2001, 2000 and 1999, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

     (6) The Company has entered into an Employment Agreement with Mr. Paul D. Meringolo and Change of Control Agreements with Messrs. Paul D. Meringolo, Richard G. Satin and Daniel F. Marsh that may result in payments to each of them upon a change of control of the Company. These arrangements are described under "Management-Employment Agreement" and "Change of Control Arrangements".

     (7) Includes, among other things, matching contributions under the Company's 401(K) Retirement Plan, the cost to the Company of the non-business use of Company automobiles, interest-free loans and reimbursement of certain medical expenses which are payable to Mr. Paul
         D. Meringolo under his Employment Agreement.

STOCK OPTION INFORMATION

     OPTION GRANT TABLE: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 2001:

                                INDIVIDUAL GRANTS

                                                                           Potential Realized Value at Assumed
                                      % of Total                               Annual Rates of Stock Price
                        Options     Options Granted        Range of         Appreciation for Option Term (2)
                        Granted     to Employees in    Exercise Prices      --------------------------------
Name                    (Shares)      Fiscal 2001         ($/Share)               5%($)          10%($)
------------------------------------------------------------------------------------------------------------
Paul D. Meringolo        20,000           11%              $3.00                 $36,631         $16,577
Richard G. Satin         20,000           11%              $3.00                 $36,631         $16,577
Daniel F. Marsh          20,000           11%              $3.00                 $36,631         $16,577
Eric Liu                 20,000           11%              $3.00                 $36,631         $16,577

---------------------
(1) All of the options in the above table were non-statutory stock options awarded under the 1989 Non-Qualified Stock Option Plan. The stock options were granted to Messrs. Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu on October 14, 1999 and will be exercisable to the extent of 50% one year from the date of grant and 100% two years from date of grant. The stock options were granted at the closing price of the Company's Common Stock as reported in the Wall Street Journal on the date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the "SEC") and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period.

     AGGREGATE FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 2001:


     AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES NUMBER OF SHARES

                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-THE-MONEY
                                                        OPTIONS AT YEAR END 2001       OPTIONS AT YEAR END 2001
                                                        ------------------------       ---------------------------------
                            SHARES
                            ACQUIRED ON  VALUE
NAME                        EXERCISE(#)  REALIZED($)(1) EXERCISABLE    UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
----                        -----------  --------------------------    -------------   -----------      -------------
Paul D. Meringolo                 -              -          172,500         27,500         $291,894          $37,031
Richard G. Satin                  -              -          147,500         27,500         $231,081          $37,031
Daniel F. Marsh                   -              -          147,500         27,500         $231,081          $37,031
Eric Liu                      30,000         $54,163        175,000         27,500         $291,750          $37,031


----------------
(1) The value realized is the spread between the fair market value of the underlying shares on the date of exercise.
(2) These values are calculated by subtracting the exercise price from the fair market value of the Company's Common Stock as of fiscal year end.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The report of the Compensation Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's CEO and other executive officers of the Company. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

COMPENSATION POLICIES

     The objectives of the Compensation Committee in determining the type and amount of executive officer compensation are to provide a level of base compensation which allows the Company to attract and retain superior talent and to align the executive officers' interests with the success of the Company through the payment of a bonus based upon Company performance and participation in stock option and other stock ownership plans which provide the executive officers with the opportunity to build a substantial ownership interest in the Company.

     The compensation of an executive officer of the Company includes cash compensation consisting of a base salary plus performance bonus, long-term incentive compensation in the form of stock options and restricted stock awards, and participation in various benefit plans generally available to employees of the Company.

     Although the compensation paid to each of the Company's executive officers is well below the $1 million deduction limit under the Internal Revenue Code of 1986 (the "Code"), the Company intends to take the necessary steps to conform its compensation to comply with the Code.

     BASE SALARY. Compensation for each of the named officers consists of a base salary and annual and longer-term incentive compensation. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies in the particular geographic area. Annual and longer-term incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

     The Committee weighs the value of achievement of subjective factors such as demonstrated management ability, initiative and contributions toward the Company's goal of leadership within the industry in which it competes. The Committee also weighs, when appropriate, the value of the individual's actions during times when progress towards predetermined goals was hindered by elements outside the Company's and the executive's control. The Committee recognizes that the operational challenges faced during unforeseen times or events are often valid reasons to modify what may otherwise be a negative result to the base salary decision.

     Finally, the Committee considers the individual executive's impact on those elements that contribute to increased stockholder value. The Committee's discretion usually determines the weighing of these various factors in its final determination of base salary development or adjustment.

     INCENTIVE COMPENSATION. In evaluating the performance and setting the incentive compensation of the executive officers of the Company, the Committee developed an incentive program predominantly predicated on the attainment of specific levels of revenue and pre-tax income for the Company. To a lesser extent, the Committee considers other managerial goals stated as objectively as possible. For the fiscal year ended March 31, 2001, incentive compensation was awarded to Messrs. Satin, Marsh and Liu as a result of the Company attaining specific levels of revenue and pre-tax income.

     STOCK OPTIONS AND GRANTS. The Committee periodically considers the desirability of granting senior executives, including the named executives, awards under the Company's stock plans. The Committee believes that it's past grants of stock options and restricted stock awards have successfully focused the Company's senior management on building profitability and stockholder value.

     In determining the amount and nature of awards under such plans to be granted to the senior management group, including the named executives, the Committee takes into account the respective scope of accountability, strategies and operational goals and anticipated performance requirements and contributions of each member of the senior management group. Any award to the CEO is established separately and is based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO COMPENSATION

     The Compensation Committee meets without the CEO present to evaluate his performance. When Paul D. Meringolo was elected to the additional posts of Chairman and CEO, his base salary remained the same, as he is being compensated pursuant to an employment agreement which presently covers the five year period ending March 31, 2005. For the fiscal year ended March 31, 2001, Mr. Meringolo was awarded incentive compensation, which together with his salary is consistent with the guidelines used for all of the Company's executive officers.

     The Committee has concluded that Mr. Paul D. Meringolo's performance warrants the compensation for fiscal year ended March 31, 2001 as reflected in the Summary Compensation table on page 7.

                                          The Compensation Committee

                                          Bernard Wengrover
                                          Dr. Philip F. Corso
                                          Dr. Thomas A. Nicosia

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and Standard & Poor Healthcare (Medical Products and Supplies) Industry for the period of five years commencing April 1, 1996 and ending March 31, 2001.



                                                                            Cumulative Total Return
                                                 ---------------------------------------------------------------------------------
                                                        3/96          3/97          3/98         3/99          3/00         3/01
                                                       ------        ------        ------       ------        ------       ------
MEDICAL ACTION INDUSTRIES INC.                         100.00        143.33        206.67       146.67        193.33       228.32
S & P 500                                              100.00        119.82        177.34       210.07        247.77       194.06
S & P HEALTH CARE (MEDICAL PRODUCTS & SUPPLIES)        100.00        109.65        158.59       208.44        217.25       221.04


     The line graph assumes that $100 was invested on April 1, 1996 in the Company's Common Stock, the Standard & Poor 500 Stock Index and Standard & Poor Health Care (Medical Products & Supplies) Index and that all dividends were reinvested.

EMPLOYMENT AGREEMENT

     In February, 1993, the Company entered into an Employment Agreement with Paul D. Meringolo. The Agreement, as amended, presently covers the five year period ending March 31, 2005 and provides for a salary at an annual rate of $250,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company's medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringolo has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringolo has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.

1989 NON-QUALIFIED STOCK OPTION PLAN

     The 1989 Non-Qualified Stock Option Plan (the "Plan"), which expires October 24, 2009, was approved by the stockholders in October 1990 and amended in September 1992, August 1996 and August 1998 and covers 2,150,000 shares of the Company's Common Stock. Under the terms of the Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors, but may not exceed five (5) years and ten (10) years for options granted after August 1998. During fiscal 2001, options were granted under the Plan to purchase 185,000 shares of Common Stock, of which options to purchase 80,000 shares were to the named executives, at exercise prices ranging between $3.00 and $3.75.

     As the Company's principal stock option plan, along with the Stock Incentive Plan, it is intended to serve as an additional incentive to all employees and key individuals to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company's Common Stock.

     Subject to the terms of the Plan, the Board of Directors or the Stock Option Committee may determine and designate those employees, consultants and Directors who are to be granted stock options under the Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Stock Option Committee shall also, subject to the express provisions of the Plan, have authority to interpret the Plan and to prescribe, amend, and rescind the rules and regulations relating to the Plan.

         PROPOSED AMENDMENTS TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN

     At the Annual Meeting there will be presented to stockholders a proposal amending its 1994 Stock Incentive Plan (the "Incentive Plan") to (a) extend the termination date of the Incentive Plan; (b) increase by 500,000 shares to 1,350,000 shares the number of shares eligible to be issued thereunder. A copy of the proposed amendment is attached hereto in Exhibit "B".

     The Incentive Plan was approved by the stockholders in August 1994 and amended in August 1998. The Incentive Plan increases the Company's flexibility in structuring equity-based incentive compensation by broadening the types of incentive awards that may be made, the granting of incentive stock options, shares of restricted stock and non-qualified stock options. The Board of Directors believes that a flexible plan is needed to fashion equity-based incentives consistent with the Company's philosophy of linking executive compensation to total stockholder returns and the long-term financial performance of the Company.

     During fiscal 2001, no options or shares of restricted stock were granted or issued under the Incentive Plan. As of June 15, 2001, 10,000 shares remain available for issuance under the Incentive Plan. The Board of Directors believes that this amount is insufficient and is therefore of the view that the allocation of an additional 500,000 shares of the common stock of the Company is well advised and that the Incentive Plan be extended to August 10, 2009. The shares available for issuance under the Incentive Plan will also be increased to the extent any stock options expire or terminate unexercised. In addition, the Stock Option Committee has granted, subject to the Company's stockholder's approval of the amendments to the Incentive Plan, options to purchase 130,000 shares to the named executives at an exercise price of $4.00 per share. In the event, the Incentive Plan amendments are not approved, the option grants will be null and void.

     The Incentive Plan is administered by a committee of Directors (the "Committee"), each of whom must be "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. As a practical matter, Directors who are employees of the Company will not be eligible to serve as members of the Committee. The Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations described below and set forth in the Incentive Plan. The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Committee. All officers and key employees of the Company and its affiliates are eligible to participate in the Incentive Plan.

     The number of shares of Common Stock reserved under the Incentive Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalization and similar events.

     The per share exercise price of any options may not be less than the fair market value of a share of Common Stock at the time of grant. Once an option is granted, the exercise price may not be reduced and an option may not be exchanged for a new option with a lower exercise price.

     The Committee shall determine whether stock option awards shall be settled in cash or in shares of Common Stock valued at fair market value on the date of payment. The Committee also shall be authorized to accelerate the vesting, exercisability and settlement of awards and to permit the exercise price of an option to be paid in cash or by the delivery or withholding of shares.

     The Board of Directors may amend or terminate the Incentive Plan without the approval of the stockholders, but may condition any amendment on stockholder approval if the Board believes it is necessary or advisable to comply with any applicable tax or regulatory requirement. No termination or amendment of the Incentive Plan without the consent of the holder of an award shall adversely affect the rights of that participant.

         The Committee may provide with respect to any award that, in the event of a Change of Control of the Company (as defined in the Incentive Plan), the award shall be cashed out in an amount based on the fair market value of the Common Stock without regard to the exercisability of the award or any other conditions or restrictions.

     FEDERAL INCOME TAX CONSEQUENCES. A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option. At the time the participant exercises a non-qualified stock option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchased pursuant to the option. The participant will be taxed on the excess of the amount for which he or she sells the stock over the price he or she had paid for the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the federal alternative minimum income tax.

     A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk or forfeiture", as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction.

     The Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

     VOTE REQUIRED FOR ADOPTION OF PROPOSED AMENDMENTS TO THE 1994 STOCK INCENTIVE PLAN


     Ratification of this action requires the affirmative vote of the majority of the votes cast on this matter at the Annual Meeting. If this Amendment is not approved, the Plan will remain in effect but the amendment shall become null and void.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE AMENDMENTS TO THE 1994 STOCK INCENTIVE PLAN.

MEDICAL ACTION INDUSTRIES INC. RETIREMENT PLAN

     The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the "Retirement Plan") for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant's contribution vests immediately.

     In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 3% of such participant's compensation. Each participant's portion of the discretionary contribution vests over a period of four years.

     For the fiscal year ended March 31, 2001, contributions under the Retirement Plan for Messrs. Meringolo, Satin, Marsh and Liu were approximately $1,749, $2,340 $2,490 and $1,758, respectively, and $8,337 for all officers as a group.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringolo, Satin and Marsh, which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

     Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.

            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the stockholders approve the appointment of Grant Thornton LLP as the Company's independent certified public accountants to examine the financial statements of the Company for the fiscal year ending March 31, 2002. Fees for the last fiscal year were annual audit and related services $61,500, and all other non-audit services $38,500. A representative of the firm plans to be present at the Annual Meeting, with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" SUCH RATIFICATION.

                              CERTAIN TRANSACTIONS

     From time to time, the Company has made loans to certain of the named executives. As of March 31, 2001 the aggregate balance of such loans due from Mr. Meringolo was $546,000, $394,000 for Mr. Satin and $429,000 for Mr. Marsh. Certain loans, which relate to the exercise of stock options, aggregating approximately $883,000, bear interest at 7% and are due June 2004. The balance of the indebtedness is evidenced by interest free demand notes and included in the Summary Compensation Table. In addition, Messrs. Meringolo, Satin and Marsh have pledged to the Company, shares of Medical Action common stock as further security for the repayment of such indebtedness.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Pursuant to Section 16(a) of the Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock ("reporting persons") are required from time to time to file with the Securities and Exchange Commission (the "Commission") reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal 2001 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Act of 1934.

                             ADDITIONAL INFORMATION

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than April 1, 2002 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy-soliciting material.


                                            By Order of the Board of Directors,


                                            Richard G. Satin
                                            Vice President of Operations
                                            and General Counsel

Dated:   Hauppauge, New York
         June 25, 2001

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

                                                                       EXHIBIT A

                             AUDIT COMMITTEE CHARTER

THE PURPOSE OF THE AUDIT COMMITTEE

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. The company's independent auditing firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     The Audit Committee is not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee's members in business, financial and accounting matters.

MEMBERSHIP

     The Audit Committee is comprised of at least three directors who meet the independence and qualification requirements as provided in the applicable Marketplace Rules of the Nasdaq Stock Market. Appointment to the Committee, including the designation of the Chair of the Committee, shall be made on an annual basis by the full Board of Directors.

RESPONSIBILITIES

The Audit Committee:

o and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the independent auditor. The Audit Committee recommends the selection and the discharge of the independent auditor to the Board of Directors. The independent auditor, in its capacity as an independent public accounting firm, is to be informed that it is responsible to the Board of Directors and the Audit Committee as representatives of the stockholders;

o on at least an annual basis obtains from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, consistent with standards set by the Independence Standards Board. The Audit Committee discusses with the independent auditor relationships and services that in view of the Committee may affect auditor objectivity or independence. If the Committee is not satisfied with the auditor's assurances of independence, the Committee takes or recommends to the full Board appropriate action to ensure the independence of the independent auditor;

o reviews the audit fee, the independent auditor's non-audit services and factors related to the independence of the auditor such as the extent to which non-audit services have been performed;

o meets with the internal and external auditors to review their audit plans, the audit scope, and the results of their audit work with regard to the adequacy and appropriateness of the accounting and financial controls of the corporation;

o reviews annually the performance of both the internal audit group and the independent auditor in executing these plans and meeting their objectives;

o reviews the use of auditors other than the independent auditor in cases such as management's request for second opinions;

o reviews with the independent auditor its judgements as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee under generally accepted auditing standards;

o reviews and discusses with management the audited financial statements, management's evaluations of the Company's internal controls, overall quality of the Company's financial reporting, related auditor views and the basis for audit conclusions, and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year;

o reviews and discusses with management and independent auditor presentations to the Audit Committee with regard to various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor;

o reviews matter related to the corporate compliance activities of the corporation, including the review of reports from the corporation's Compliance Oversight Committee and other related groups;

o reviews and assesses the adequacy of its charter annually and determines whether to recommend to the full Board if the Audit Committee charter should be reaffirmed or modified;

o publishes the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

o when appropriate, is authorized to designate one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Committee as the Committee shall direct.

         The Chairman of the Audit Committee is to be contacted directly by the independent auditor (1) to review items of a sensitive nature that can impact the accuracy of financial reporting or (2) to discuss significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgement, have not been adequately addressed.

                                                                       EXHIBIT B

            PROPOSED AMENDMENT TO THE MEDICAL ACTION INDUSTRIES INC.
                            1994 STOCK INCENTIVE PLAN

     The Medical Action Industries Inc. 1994 Stock Incentive Plan (the "Incentive Plan) is hereby amended as follows:

1.   Section 2.1 is hereby amended and restated in its entirety as follows:

          "Subject to adjustment in accordance with Section 5.2, 1,350,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares; for this purpose, the outstanding Stock Incentives and shares of Stock issued in respect of Stock Incentives shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Exchange Act. To the extend permitted by Rule 16-b3(a)(1) as promulgated under the Exchange Act, the shares of Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan."

2. Termination Date. The termination date of the Incentive Plan shall be extended to and including August 10, 2009.

3. Effective Date. The effective date of these Amendments to the Incentive Plan shall be August 15, 2001.

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